Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 14, 2007 (which audit report on the consolidated financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to changes in accounting principles), relating to the consolidated financial statements and financial statement schedules of Potash Corporation of Saskatchewan Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Saskatoon, Canada
December 12, 2007